EXHIBIT 21.1

Subsidiaries of ChipPAC, Inc.	State or other jurisdiction of incorporation or organization
ChipPAC International Company Limited	British Virgin Islands
ChipPAC Liquidity Management Hungary Limited Liability Company	Hungary
ChipPAC Luxembourg S.a.R.L.	Luxembourg
ChipPAC (Barbados) Ltd.	Barbados
ChipPAC Limited	British Virgin Islands
ChipPAC (Shanghai) Company Ltd.	China
ChipPAC Korea Company Ltd.	South Korea
ChipPAC Malaysia Sdn. Bhd.	Malaysia

Subsidiaries of ChipPAC International Company Limited	State or other jurisdiction of incorporation or organization
ChipPAC Liquidity Management Hungary Limited Liability Company	Hungary
ChipPAC Luxembourg S.a.R.L.	Luxembourg

Subsidiaries of ChipPAC (Barbados) Ltd.	State or other jurisdiction of incorporation or organization
ChipPAC Limited	British Virgin Islands
ChipPAC (Shanghai) Company Ltd.	China
ChipPAC Korea Company Ltd.	South Korea

Subsidiaries of ChipPAC Limited	State or other jurisdiction of incorporation or organization
ChipPAC (Shanghai) Company Ltd.	China
ChipPAC Korea Company Ltd.	South Korea
ChipPAC Malaysia Sdn. Bhd.	Malaysia

Subsidiaries of ChipPAC Korea Company Ltd.	State or other jurisdiction of incorporation or organization
None.	N/A

Subsidiaries of ChipPAC Luxembourg S.a.R.L.	State or other jurisdiction of incorporation or organization
None.	N/A

Subsidiaries of ChipPAC Liquidity Management Hungary Limited Liability Company	State or other jurisdiction of incorporation or organization
None.	N/A